Exhibit 1.1

HARD ROCK HOTEL, INC.

$140,000,000

8 7/8% Second Lien Notes due 2013

PURCHASE AGREEMENT

May 20, 2003

BANC OF AMERICA SECURITIES LLC

COMERICA SECURITIES

HIBERNIA SOUTHCOAST CAPITAL, INC.

HARD ROCK HOTEL, INC.

$140,000,000
8 7/8%  Second Lien Notes due 2013

PURCHASE AGREEMENT

May 20, 2003
New York, New York

BANC OF AMERICA SECURITIES LLC

as Representative of the several Initial Purchasers

c/o

Banc of America Securities LLC

9 West 57th Street, 6th Floor
New York, New York 10019

Ladies & Gentlemen:

Hard Rock Hotel, Inc., a Nevada corporation (the “Company”), proposes to issue and sell to Banc of America Securities LLC (“BofA”) and each of the other Initial Purchasers named in Schedule A hereto (together with BofA, the “Initial Purchasers,” which term shall also include any initial purchaser substituted as hereinafter provided in Section 16 hereof) an aggregate of $140,000,000 principal amount of 8 7/8% Second Lien Notes due 2013 (the “Series A Notes”), subject to the terms and conditions set forth herein.  The Series A Notes will be issued pursuant to an indenture (the “Indenture”), to be dated the Closing Date (as defined below), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).  The Series A Notes are more fully described in the Offering Memorandum referred to below.

The Series A Notes are being issued and sold in connection with the consummation of the following series of transactions (collectively, the “Related Transactions”):  (i) the tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation”) with respect to the Company’s 9 1/4% Senior Subordinated Notes due 2005  (the “Existing Notes”) and the redemption of any Existing Notes not tendered in the Tender Offer and the execution and delivery of the First Supplemental Indenture in accordance with the terms of the Consent Solicitation (the “First Supplemental Indenture”); (ii) the repayment in full by the Company of all amounts owing under its senior indebtedness; (iii) the payment of a portion of accrued preferred stock dividends; (iv) the exchange (the “Preferred Stock Exchange”) of all of the shares of the Company’s outstanding 9 1/4% cumulative preferred stock (the “Preferred Stock”) into junior subordinated notes (the “Junior Subordinated Notes”) having the terms set forth in the Offering Memorandum (as herein defined); (v) the execution by the Company of the New Credit Agreement (as defined below) and (vi) the amendment of that certain Trademark Sublicense Agreement (as amended, the “Trademark Sublicense Agreement”), dated as of

October 24, 1997, as amended by that First Amendment to Trademark Sublicense Agreement, dated as of  March 23, 1998, to extend the termination thereof to the earlier of June 1, 2018 and repayment of the Securities (the “Sublicense Amendment”).  The New Credit Agreement, the First Supplemental Indenture, the Junior Subordinated Notes, the Sublicense Amendment and the Operative Documents are hereinafter referred to as the “Transaction Documents”.

1.                                      Issuance of Notes.

The Company proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the Initial Purchasers an aggregate of $140,000,000 principal amount of Series A Notes. The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the “Securities.”  The proceeds to the Company from the sale to the Initial Purchasers of the Series A Notes will be used as described under “Use of Proceeds” in the Offering Memorandum.

The obligations of the Company under the Indenture and the Notes are to be secured by a second priority security interest in substantially all of the Company’s existing and future assets, other than certain licenses which may not be pledged under applicable law, including (i) a second priority mortgage on all of the real property comprising the Hard Rock Hotel and Casino, including all additions and improvements and component parts relating thereto and issues and profits therefrom (the “Mortgaged Property”), pursuant to a Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents, between the Company, as trustor, Nevada Title Company, as trustee, and the Trustee, as beneficiary (the “Deed of Trust”), (ii) a second priority security interest in (A) to the extent permitted by law, substantially all furniture, fixtures and equipment which are part of the Mortgaged Property, whether now owned or hereinafter acquired, and (B) substantially all of the Company’s accounts receivable, general intangibles (other than certain licenses that may not be pledged under applicable law), inventory and other personal property not contemplated by clause (A) above, whether now owned or hereinafter acquired (collectively, the “Personal Property,” and together with the Mortgaged Property and all other “collateral” referred to in any Collateral Document and all other property or assets that become subject to any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (a “Lien”) in favor of the Trustee on behalf of the holders of the Notes, the “Collateral”), pursuant to a Security Agreement between the Company and the Trustee (the “Security Agreement”); (iii) a second priority security interest in the Trademark Sublicense Agreement pursuant to a Trademark Security Interest Assignment and an acknowledgement thereof by Peter A. Morton (collectively, the “Trademark Assignment”); (iv) a second priority Collateral Account Agreement between the Company and the Trustee (the “Collateral Account Agreement”); and collectively with the Deed of Trust, the Security Agreement, the Collateral Account Agreement and the Trademark Assignment (the “Collateral Documents”).

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Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the “Act”), the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

THE SECURITY (OR ITS PREDECESSORS) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

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2.                                      Offering.

The Series A Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Act.  The Company has prepared a preliminary offering memorandum, dated May 14, 2003 (the “Preliminary Offering Memorandum”), and a final offering memorandum, dated May 20, 2003 (the “Offering Memorandum”), relating to the Company and the issuance of the Series A Notes.

The Initial Purchasers have advised the Company that the Initial Purchasers will make offers of the Series A Notes on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom the Initial Purchasers reasonably believe to be “qualified institutional buyers,” as defined in Rule 144A under the Act (“QIBs”) and to persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each a “Regulation S Purchaser”).  The QIBs and the Regulation S Purchasers are referred to herein as the “Eligible Purchasers.”  Sales to Eligible Purchasers contemplated by this Agreement are referred to herein as “Exempt Resales.”  The Initial Purchasers will offer the Series A Notes to such Eligible Purchasers initially at a price equal to 100% of the principal amount thereof.  Such price may be changed at any time without notice.

Holders of the Securities will be subject to certain provisions of the Nevada Gaming Control Act.  Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement relating thereto (the “Registration Rights Agreement”), to be dated the Closing Date in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement).  Pursuant to terms and conditions contained in the Registration Rights Agreement, the Company will agree to use its reasonable best efforts to file with the Securities and Exchange Commission (the “Commission”), under the circumstances set forth therein, (i) a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to the 8 7/8% Second Lien Notes due 2013 (the “Series B Notes”) to be offered in exchange for the Series A Notes (the “Exchange Offer”) and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement”) relating to the resale by certain holders of the Series A Notes, and to use its reasonable best efforts to cause such Registration Statements to be declared effective and consummate the Exchange Offer. This Purchase Agreement (this “Agreement”), the Securities, the Indenture, the Registration Rights Agreement and the Collateral Documents are hereinafter sometimes referred to collectively as the “Operative Documents.”

3.                                      Purchase, Sale and Delivery.

(a)                                  On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, the aggregate

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principal amount of Series A Notes set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Series A Notes which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 16 hereof.  The Initial Purchasers shall pay a purchase price equal to 98.25% of the principal amount of the Series A Notes to be purchased by the Initial Purchasers.

(b)                                 Delivery of, and payment of the purchase price for, the Series A Notes shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP, 601 South Figueroa Street, 30th Floor, Los Angeles, California 90017, or such other location as may be mutually acceptable.  Such delivery and payment shall be made at 9:30 a.m. New York City time on May 30, 2003 or at such other date and time as shall be agreed upon by the Initial Purchasers and the Company.  The time and date of such delivery and the payment of the purchase price are herein called the “Closing Date.”

(c)                                  On the Closing Date, one or more of the Series A Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), having an aggregate principal amount of $140,000,000 shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefor by wire transfer of same day funds to an account or accounts designated by the Company, provided that the Company shall give at least two business days’ prior written notice to the Initial Purchasers of the information required to effect such wire transfer.  The Series A Notes shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m. New York City time on the business day immediately preceding the Closing Date.

4.                                      Agreements of the Company.

The Company covenants and agrees with the Initial Purchasers as follows:

(a)                                  To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Series A Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Series A Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest practicable time.

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(b)                                 To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request.  The Company consents to the use of the Preliminary Offering Memorandum (prior to the availability of the Offering Memorandum) and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

(c)                                  Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised thereof and shall have consented to, or not have reasonably objected thereto, in writing within a reasonable time after being furnished a copy thereof.  The Company shall promptly prepare, upon the Initial Purchasers’ request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that the Initial Purchasers and the Company believe may be necessary or advisable in connection with Exempt Resales.

(d)                                 If, after the date hereof and prior to consummation of any Exempt Resale, any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Company or counsel for the Initial Purchasers, it becomes necessary to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or if it is necessary to amend or supplement the Preliminary Offering Memorandum (prior to the availability of the Offering Memorandum) or the Offering Memorandum to comply with applicable law, (i) to notify the Initial Purchasers and (ii) forthwith to prepare an appropriate amendment or supplement to such Preliminary Offering Memorandum or Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Preliminary Offering Memorandum or Offering Memorandum will comply with applicable law.

(e)                                  To cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Series A Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however that the Company shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, except as to matters and transactions relating to Exempt Resales, in any jurisdiction where it is not now so subject.

(f)                                    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, reasonable expenses, fees and taxes (other than transfer taxes) in connection with this Agreement and the transactions contemplated hereby and by the other Operative

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Documents, including without limitation all costs, reasonable expenses, fees and taxes (other than transfer taxes) relating to: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and fees and expenses of counsel for the Initial Purchasers) and all amendments and supplements thereto required pursuant hereto, (ii) the preparation (including, without limitation, duplication costs) and delivery of this Agreement, the other Operative Documents and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith and with the Exempt Resales, (iii) the issuance, transfer and delivery by the Company of the Securities to the Initial Purchasers, (iv) the qualification or registration of the Securities for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in paragraph (e) above (including, without limitation, the cost of printing and mailing a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of counsel to the Initial Purchasers relating thereto), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), (vii) the reasonable fees, disbursements and expenses of counsel to the Company and its independent public accountants, (viii) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. (“NASD”) Automated Quotation System PORTAL (“PORTAL”), (ix) all fees and expenses (including reasonable fees and expenses of counsel to the Company) of the Company in connection with the approval of the Securities by DTC for “book-entry” transfer and the costs and charges of Euroclear Bank S.A./N.V. and Clearstream Banking S.A., (x) rating the Securities by rating agencies, (xi) the reasonable fees and expenses of the Trustee and its counsel in connection with the Indenture and the Securities, (xii) reasonable expenses of marketing the Series A Notes, including any expenses in connection with any road show or investors conference, (xiii) filing fees, stamp taxes and other reasonable fees and expenses associated with necessary filings relating to the Collateral described in the Collateral Documents and (xiv) the performance by the Company of its other obligations under this Agreement and the other Operative Documents; provided that if the transactions contemplated by this Agreement are consummated, the Initial Purchasers shall pay their own attorneys fees and expenses (except as provided in the parenthetical in clause (iv)).

(g)                                 To use the proceeds from the sale of the Series A Notes in the manner described in the Offering Memorandum under the caption “Use of Proceeds.”

(h)                                 Not to claim voluntarily, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Securities.

(i)                                     To do and perform all things required to be done and performed under this Agreement by it that are within its control prior to the Closing Date and use its reasonable best efforts to satisfy all conditions precedent that are within its control on its part to the delivery of the Series A Notes.

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(j)                                     Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers, the QIBs or the Regulation S Purchasers of the Series A Notes.

(k)                                  For so long as any of the Series A Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to make available to any holder of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes designated by such holder, the information required by Rule 144A(d)(4) under the Act.

(l)                                     To cause the Exchange Offer to be made in accordance with and subject to the terms set forth in the Registration Rights Agreement in the appropriate form to permit registered Series B Notes to be offered in exchange for the Series A Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

(m)                               To comply in all material respects with all of the agreements set forth in the Operative Documents and in the representation letter of the Company to DTC relating to the approval of the Securities by DTC for “book-entry” transfer.

(n)                                 To cooperate with the Initial Purchasers to effect the inclusion of the Series A Notes in the PORTAL market and to obtain approval of the Series A Notes by DTC for “book-entry” transfer.

(o)                                 Not to, and to cause its affiliates not to, offer, sell, contract to sell or grant any option to purchase or otherwise transfer or dispose of any Securities or any other debt security issued by the Company (other than a private loan, credit or financing agreement with a bank or similar financing institution) or any security convertible into or exchangeable or exercisable for any such debt security, for a period of 90 days after the Closing Date, without the Initial Purchasers’ prior written consent, except for (i) sales or transfers between affiliates of the Company, (ii) the issue and exchange of Series B Notes for Series A Notes in the Exchange Offer, (iii) the issue and sale of the Series A Notes and (iv) the issue of the Junior Subordinated Notes in exchange for Preferred Stock of the Company.

(p)                                 Prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared by the Company, copies of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

(q)                                 Not to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of either the Series A Notes or the Series B Notes.  Except as permitted by the Act, the Company will not

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distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum or (iii) other offering material, in connection with the offering and sale of the Securities.

(r)                                    The Company, its affiliates and any person acting on its behalf (other than the Initial Purchasers and their respective affiliates) will not solicit any offer to buy or offer or sell the Series A Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(s)                                  The Company shall take all reasonable action necessary to enable Standard & Poor’s Corporation (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) to provide their respective credit ratings of the Series A Notes.

(t)                                    During the period from the Closing Date to two years after the Closing Date, the Company and its subsidiaries, if any, will not, and will not permit any of their “affiliates” (as defined in Rule 144 under the Act) to resell any of the Series A Notes that have been reacquired by them, except for Series A Notes purchased by the Company and its subsidiaries or any of their affiliates and resold in a transaction registered under the Act.

(u)                                 None of the Company, its affiliates and any person acting on their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Series A Notes sold pursuant to Regulation S, and the Company and its affiliates and each person acting on their behalf (other than the Initial Purchasers) will comply with the offering restrictions of Regulation S with respect to those Series A Notes sold pursuant thereto.

(v)                                 The sale of the Series A Notes pursuant to Regulation S is not part of a plan or scheme on the part of the Company to evade the registration provisions of the Act.

(w)                               The Company, its affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Series A Notes outside the United States.

5.                                      Representations and Warranties.

(a)                                  The Company represents and warrants to the Initial Purchasers that as of the date hereof (except as otherwise expressly provided):

(i)                                                          The Preliminary Offering Memorandum and the Offering Memorandum have been prepared in connection with the Exempt Resales.  The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a

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material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.  No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

(ii)                                                       The Company (x) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (y) has all requisite corporate power and authority to carry on its business as it is being conducted currently and as described in the Offering Memorandum and to own, lease and operate its properties, and (z) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified (a) could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the properties, business, results of operations or financial condition of the Company or (b) could not, individually or in the aggregate, reasonably be expected to materially interfere with or materially adversely affect the issuance of the Securities pursuant hereto (any of the events set forth in clauses (a) or (b), a “Material Adverse Effect”).

(iii)                                                    All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.  As of March 31, 2003, after giving pro forma effect to the issuance and sale of the Series A Notes pursuant hereto and the other transactions described therein, the Company would have had an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption “Capitalization,” subject to the notes and assumptions included therein.

(iv)                                                   The Company currently has one subsidiary, Pink Taco Corporation, which (x) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (y) has all requisite corporate power and authority to carry on its business as it is being conducted currently and as described in the Offering Memorandum and to own, lease and operate its properties, and (z) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material

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Adverse Effect.  As of the Closing Date, such subsidiary will be dissolved prior to the sale of the Securities.

(v)                                                      The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein.

(vi)                                                   When the Series A Notes are issued and delivered pursuant to this Agreement, no Series A Note will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

(vii)                                                This Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery of this Agreement by the Initial Purchasers) is the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights of indemnity or contribution, or both, may be limited by state or federal securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(viii)                                             The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery of the Indenture by the Trustee), will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights of indemnity or contribution, or both, may be limited by state or federal securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.  The Indenture will conform in all material respects to the description thereof in the Offering Memorandum.

(ix)                                                     Each of the Collateral Documents has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Trustee), will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as rights of indemnity or contribution, or both, may be limited by state or federal securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

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(x)                                                        The Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery of the Registration Rights Agreement by the Initial Purchasers), will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights of indemnity or contribution, or both, may be limited by state or federal securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.  The Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

(xi)                                                     The Sublicense Amendment has been duly and validly authorized by the Company and, when duly executed and delivered by the Company and Peter A. Morton, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(xii)                                                  The Company’s new senior secured credit agreement (together with all exhibits, agreements and schedules entered into in connection therewith, the “New Credit Agreement”) to be dated the Closing Date, will, on or prior to the Closing Date, have been duly and validly authorized, executed and delivered by the Company and upon the execution and delivery thereof (assuming the due authorization, execution and delivery thereof by the other parties thereto) will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.  The New Credit Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

(xiii)                                               The Series A Notes have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as rights of indemnity or contribution, or both, may be limited by state or federal securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.  The Series A Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

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(xiv)                                              When the Series B Notes have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be the legal, valid, binding and enforceable obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as rights of indemnity or contribution, or both, may be limited by state or federal securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Series B Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

(xv)                                                 The Junior Subordinated Notes have been duly and validly authorized for issuance by the Company and, when executed and delivered by the Company, the Junior Subordinated Notes will be the legal, valid, binding and enforceable obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.  The Junior Subordinated Notes will conform in all material respects to the description thereof in the Offering Memorandum.

(xvi)                                              The Company is not (A) in violation of its articles of incorporation or bylaws, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, judgment or court decree applicable to it or any of its assets or properties (whether owned or leased), except, in the case of clauses (B) and (C), for any such violation or default that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  To the best knowledge of the Company, there exists no condition that, with notice or the passage of time or both, would constitute such a default under any such document or instrument except for any such default that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvii)                                           Except as described in the Offering Memorandum, neither (A) the execution, delivery or performance by the Company of this Agreement and the other Transaction Documents nor (B) as of the Closing Date, the issuance and sale of the Securities and the granting of the Liens and security interests granted by the Collateral Documents violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or requires consent (other than (i) those consents that have been obtained or will be obtained prior to the Closing Date and (ii) consents, approvals, authorizations, orders, licenses, registrations or qualifications as may be required from the Nevada

13

Gaming Commission or under the Securities Act or the Trust Indenture Act of 1939, as amended, or the rules and regulations promulgated thereunder (the “TIA”) with respect to the registration and offering and sale from time to time of the Series B Notes or performance by the Company of any of its other obligations under the Registration Rights Agreement or under state securities or Blue Sky laws with respect to the offering and sale of the Securities) under, or, except as provided in the New Credit Agreement and the Collateral Documents, results in the imposition of a lien or encumbrance on any properties of the Company, or an acceleration of any indebtedness of the Company pursuant to, (i) the articles of incorporation or bylaws of the Company, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its properties is subject, (iii) any statute, rule or regulation applicable to the Company or its assets or properties or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or its assets or properties, except for any such violation, default, consent, imposition of a lien or acceleration that could not, in the case of clauses (ii), (iii) and (iv), singly or in the aggregate, have a Material Adverse Effect.  Except as described in the Offering Memorandum, and except for filings to perfect the security interests contemplated by the New Credit Agreement and the Collateral Documents, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for (1) the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, (2) the granting of the Liens and security interests granted pursuant to the Collateral Documents or (3) the issuance and sale of the Securities and the transactions contemplated thereby, except such as have been obtained and made (or, in the case of the Registration Rights Agreement, such as may be required from the Nevada Gaming Commission or under the Securities Act or the TIA with respect to the registration and offering and sale from time to time of the Series B Notes or under state securities or Blue Sky laws with respect to the offering and sale of the Securities).

(xviii)                                        There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened or contemplated to which the Company is or may be a party or to which the business or property of the Company is or is reasonably likely to be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of the Company, that has been proposed by any governmental body, and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company is or is reasonably likely to be subject or to which the business, assets, or property of the Company is or is reasonably likely to be subject, that, in the case of clauses (i), (ii) and (iii) above, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(xix)                                                No action has been taken by the Company and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Securities (except that various approvals and a waiver from the Nevada Gaming Commission will be required in order for the Company to issue the Series B Notes and related transactions) or prevents or suspends the use of the Offering Memorandum; to the knowledge of the Company, no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Securities or prevents or suspends the sale of the Securities in any jurisdiction referred to in Section 4(e) hereof; and, to the knowledge of the Company, every request of any securities or gaming authority or agency of any jurisdiction for additional information has been complied with in all material respects.

(xx)                                                   There is (i) no significant unfair labor practice complaint pending against the Company, nor, to the knowledge of the Company, threatened against it, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or, to the knowledge of the Company, threatened against it, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company nor, to the knowledge of the Company, threatened against it and (iii) to the knowledge of the Company, no union organizing or union representation question existing with respect to the employees of the Company that, in the case of clauses (i), (ii) or (iii), would reasonably be expect to result in a Material Adverse Effect.  No claim has been filed against the Company alleging violation of (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations thereunder, except, in the case of clause (A), (B) or (C), as could not reasonably be expected to have a Material Adverse Effect.

(xxi)                                                Neither the Company, nor, to the knowledge of the Company, any of its officers, directors, employees, agents or affiliates or any other person acting on its behalf has, directly or indirectly, given or agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency, instrumentality of any government or any political party or candidate for office (domestic or foreign) or other person who was, at the time, in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which would at the time have been reasonably likely to subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign) except for such damages or penalties, either individually or in the aggregate, that could not reasonably be expected to have a Material Adverse Effect.

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(xxii)                                             The Company has (A) good and marketable title to all of the properties and assets material to the business of the Company described in the Preliminary Offering Memorandum and the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions (except (i) liens constituting Permitted Liens (as defined in the Indenture) and (ii) liens, charges, encumbrances and restrictions that do not in the aggregate materially detract from the value of such properties and assets or materially impair the use thereof in the operation of the business of the Company or are contemplated by any existing credit agreement and the New Credit Agreement and the Collateral Documents), (B) peaceful and undisturbed possession under all material leases to which it is a party as lessee and each of which lease is valid and binding and no default which would have a Material Adverse Effect exists thereunder, (C) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each, an “Authorization”) necessary to engage in the business conducted by the Company in the manner described in the Offering Memorandum, except as could not reasonably be expected to have a Material Adverse Effect and (D) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization.  All such Authorizations are valid and in full force and effect and the Company is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto.  All leases to which the Company is a party are valid and binding and no default by the Company has occurred and is continuing thereunder and no material defaults by the landlord are existing under any such lease, except in each case as could not reasonably be expected to have a Material Adverse Effect.

(xxiii)                                          All Federal income and other material tax returns required to be filed by the Company in all jurisdictions have been so filed.  All Federal and other material taxes and similar assessments (whether imposed directly or through withholdings) claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided.  To the knowledge of the Company, there are no material proposed additional tax assessments against the Company, or the assets or property of the Company which could reasonably be expected to, if the assessments were made, have a Material Adverse Effect.

(xxiv)                                         To the knowledge of the Company and without independent verification or duty to investigate, the properties of the Company are structurally sound with no known defects which would have a Material Adverse Effect, are in operating condition and good repair (reasonable wear and tear excepted) and are adequate for their current uses.

(xxv)                                            The Company is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment

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Company Act of 1940, as amended (the “Investment Company Act”), or analogous foreign laws and regulations.

(xxvi)                                         There are no holders of securities of the Company (other than the Securities) who, by reason of the execution by the Company of this Agreement or any other Transaction Document or the consummation by the Company of the transactions contemplated hereby and thereby, have the right to request or demand that the Company register under the Act securities held by them.

(xxvii)                                      The Company believes that it maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to cash and cash equivalents is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

(xxviii)                                   The Company maintains insurance covering its material properties, operations, personnel and businesses in amounts customary for businesses in the hotel gaming industry.  To the knowledge of the Company, such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its businesses.  The Company has not received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance.  All such insurance is outstanding and duly in force on the date hereof.

(xxix)                                           The Company owns, possesses or has the right on either an exclusive or nonexclusive basis to use the names “Hard Rock Hotel” and the logo on Annex A, and to the Company’s knowledge, the Company owns, possesses or has the right on either an exclusive or non-exclusive basis to use all other patents, patent rights, licenses (including all state, local or other jurisdictional regulatory licenses), inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, technical data and information (collectively, the “Intellectual Property”) presently used by the Company in connection with the businesses now operated by the Company, free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person, except as contemplated by the New Credit Agreement, the Indenture, the Securities and the Collateral Documents, or as disclosed in the Offering Memorandum, or where the failure to so own, possess, or employ such Intellectual Property free and clear and without violation either individually or in the aggregate would not reasonably

17

be expected to have a Material Adverse Effect.  Other than as disclosed in the Offering Memorandum, the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to the names “Hard Rock Hotel” and the logo set forth on Annex A or the other Intellectual Property except as could not reasonably be expected to have a Material Adverse Effect.  Other than as disclosed in the Offering Memorandum, to the knowledge of the Company the use of the Intellectual Property in connection with the business and operations of the Company does not infringe on the rights of any person, except as would not reasonably be expected to have a Material Adverse Effect.

(xxx)                                              The Company (a) has not violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) does not lack, or has not lacked, any permit, license or other approval required of it under applicable Environmental Laws and (c) has not violated any term or condition of such permit, license or approval which in the case of clauses (a), (b) and (c), would reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

(xxxi)                                           The Company has not (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Series A Notes or (ii) since the date of the Preliminary Offering Memorandum sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Series A Notes or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(xxxii)                                        No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming (i) that the purchasers who buy the Series A Notes in the Exempt Resales are either QIBs or Regulation S Purchasers and (ii) the accuracy of the Initial Purchasers’ representations regarding the absence of general solicitation in connection with the sale of Series A Notes to the Initial Purchasers and the Exempt Resales contained herein.  No form of general solicitation or general advertising was used by the Company or any of its representatives (although no representation or warranty is made as to actions taken by the Initial Purchasers and their representatives) in connection with the offer and sale of any of the Series A Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.  No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

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(xxxiii)                                     The execution and delivery of this Agreement, the other Operative Documents and the sale of the Series A Notes to be purchased by the QIBs and the Regulation S Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986.  The representations made in the preceding sentence are made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the QIBs and the Regulation S Purchasers as set forth in the Offering Memorandum under the caption “Notice to Investors.”

(xxxiv)                                    (i) The Company is in compliance in all material respects with all presently applicable provisions of ERISA, (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability, (iii) the Company has not incurred and does not expect to incur liability (x) under Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (y) for an “accumulated funding deficiency” under Section 412 or excise taxes under Section 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), and (iv) each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xxxv)                                       Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date, except as disclosed or contemplated in the Offering Memorandum, (A) the Company has not incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company and has not entered into any material transaction not in the ordinary course of business, (B) there has not been, individually or in the aggregate, any change or development of which the Company is aware which could reasonably be expected to result in a Material Adverse Effect of the type described in clause (a) of such definition and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xxxvi)                                    None of the execution, delivery and performance of this Agreement, the issuance and sale of the Securities, the application of the proceeds from the issuance and sale of the Securities and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

(xxxvii)                                 The Offering Memorandum as delivered from time to time shall incorporate by reference the Annual Report of the Company on Form 10-K for the year ended December 31, 2002 filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the

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Company on Form 8-K filed with the Commission since the filing of the end of the fiscal year to which such Annual Report relates.  The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act.

(xxxviii)                              The accountants who have certified or will certify the financial statements included or incorporated or to be included or incorporated as part of the Offering Memorandum are independent accountants.  The historical financial statements of the Company included in the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act and present fairly in all material respects the financial position and results of operations of the Company at the respective dates and for the respective periods indicated.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented.

(xxxix)                                      The financial statements of the Company included in the Offering Memorandum present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the period covered by such financial statements.

(xl)                                                     Except pursuant to this Agreement, there are no contracts, agreements or understandings between or among the Company and any other person that would reasonably be expected to give rise to a valid claim against the Company for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Series A Notes contemplated hereby.

(xli)                                                  The Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay or refinance such debts as they mature.  After giving effect to the transactions contemplated by the Offering Memorandum the present fair market value of the assets of the Company will exceed the present value of the amounts that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company when and as they become absolute and matured.  After giving effect to such transactions, the assets of the Company will not constitute unreasonably small capital to carry out the business of the Company, as conducted or as proposed to be conducted.

(xlii)                                               As of the Closing, there will exist no conditions that would constitute a default by the Company (or an event which with notice or the lapse of time, or both, would constitute a default) under the Indenture, the New Credit Agreement or the Junior Subordinated Notes.  The Company and the trustee under

20

the indenture governing the Existing Notes (the “Existing Notes Trustee”) have executed and delivered the First Supplemental Indenture.

(xliii)                                            (i) None of the Company, any of its affiliates as defined in Rule 501(b) under the Act or any person acting on behalf of any such person (excluding the Initial Purchasers, as to which no representation is made) has engaged in any directed selling efforts (as such term is defined in Regulation S of the Act) in the United States with respect to the Series A Notes and (ii) each of the Company and any of its affiliates as defined in Rule 501 (b) under the Act and any person acting on behalf of any such person (other than the Initial Purchasers and its respective affiliates, as to whom the Company makes no representation) has complied with the offering restrictions requirement of Regulation S.

(xliv)                                           Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

(xlv)                                              The provisions of the Collateral Documents when executed and delivered by the parties thereto, will be effective to create in favor of the Trustee for the benefit of the holders of the Series A Notes, a legal, valid and enforceable security interest in all right, title and interest of the Company in the Collateral described therein; and when all necessary recordings and filings have been made in accordance with the terms thereof, each such Collateral Document shall constitute a fully perfected second priority Lien on, and security interest in, all right, title and interest of the Company in such of the Collateral described therein as may be perfected by such recordings or filings or which is in the possession of the Trustee, subject to no Liens other than Permitted Liens.

The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

(b)                                 Each Initial Purchaser severally and not jointly represents, warrants and covenants to the Company and agrees that:

(i)                                                          Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

(ii)                                                       Such Initial Purchaser (A) is not acquiring the Series A Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A

21

and to Regulation S Purchasers in a private placement exempt from the registration requirements of the Act.

(iii)                                          No form of general solicitation or general advertising has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of any Series A Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(iv)                                         Such Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, QIBs and Regulation S Purchasers.  The Initial Purchasers further agree (A) that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (1) QIBs who in purchasing such Series A Notes will be deemed to have represented and agreed that they are purchasing the Series A Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs and (2) Regulation S Purchasers and (B) that, in the case of such QIBs and Regulation S Purchasers, such Series A Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (x)(I) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (II) in a transaction meeting the requirements of Rule 144, (III) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Act or (IV) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel reasonably acceptable to the Company if the Company so requests), (y) to the Company or (z) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (B) above.

(v)                                            The Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

(vi)                                         Such Initial Purchaser acknowledges and agrees that the Series A Notes may be offered and sold to persons outside the United States and in offshore transactions to non-U.S. persons in accordance with Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, except in cases in accordance with Regulation S of the Act and confirm that neither it nor its affiliates nor any person acting on behalf of any such person has engaged in any “directed selling efforts” (as such term is defined

22

in Regulation S) with respect to the Series A Notes and that it and its affiliates have complied with the offering restriction requirements of Regulation S.

(vii)                                      Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(2) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Series A Notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in accordance with Regulation S under the Securities Act.”

(viii)                                   Such Initial Purchaser agrees that the Series A Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

(ix)                      Such Initial Purchaser agrees that it will not (i) make any offers to sell the Series A Notes without concurrently therewith delivering a copy of the Preliminary Offering Memorandum or the Offering Memorandum, as applicable, in either case as amended or supplemented through the date of such offer and (ii) complete any sales of the Series A Notes unless at or prior to completion of such sale, a copy of the Offering Memorandum, as then amended or supplemented, is delivered to the purchaser.

(x)                         Such Initial Purchaser further represents and agrees that (i) it and its affiliates have not offered or sold or invited any person to offer to purchase and, prior to the expiry of the period of six months from the date the Securities are purchased by such Initial Purchaser, will not offer to sell any Securities to persons or invite any person to purchase any such Securities in the United Kingdom except persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it and its affiliates have complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it and its

23

affiliates have only issued or passed on and will only issue or pass on, in the United Kingdom, any document received by it in connection with the issue of the Securities, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)(Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

Such Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to such Initial Purchaser pursuant to Section 8 hereof, counsel to the Company and counsel to such Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

6.                                      Indemnification.

(a)                                  The Company agrees to indemnify and hold harmless, to the fullest extent permitted by applicable law, each Initial Purchaser, each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of such Initial Purchaser or any controlling persons, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, “Losses”)), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise (including in settlement of any litigation, if such settlement is effected by the written consent of the Company), insofar as such Losses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, provided that the Company shall not be liable under this clause (ii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum or the Offering Memorandum (i) in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein or (ii) in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, if a copy of the Offering Memorandum (as then amended or supplemented) was not sent or given by

24

or on behalf of the Initial Purchasers to the person asserting any such loss, claim, damage, liability or expense, at or prior to the written confirmation of the sale of the Series A Notes and the Offering Memorandum (as then amended or supplemented) could have corrected such untrue or alleged untrue statement or such omission or alleged omission.  This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

(b)                                 Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of the Company or any controlling persons, against any and all Losses to which they may become subject under the Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein; provided, however, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by such Initial Purchaser, unless such Losses are a result of the gross negligence or willful misconduct of such Initial Purchaser.  This indemnity will be in addition to any liability which such Initial Purchaser may otherwise have, including under this Agreement.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6, except to the extent that it has been prejudiced in any material respect by such failure, or from any liability which it may otherwise have).  In case any such action is brought against any indemnified patty, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified patty.  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action and the indemnifying party has agreed in writing to pay the fees and expenses of

25

such counsel, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded, upon the advice of counsel, that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought.  Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided, however, that such consent was not unreasonably withheld.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, which consent may not be unreasonably withheld, settle or compromise or consent to entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action, or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

7.                                      Contribution.

In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and the Initial Purchasers, on the other hand, shall contribute to the aggregate Losses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of Losses suffered by the Company, any contribution received by the Company from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company and the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Series A Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Series A Notes (net of discounts and commissions but before deducting expenses) received by the Company, and (y) the

26

discounts and commissions received by the Initial Purchasers, respectively, in each case as set forth in the table on the cover page of the Offering Memorandum.  The relative fault of the Company, on the one hand, and of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above.  Notwithstanding the provisions of this Section 7, (i) in no case shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Series A Notes purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of such Initial Purchaser or any controlling persons shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company, within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of the Company or any controlling persons shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 7.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise.  No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided that such written consent was not unreasonably withheld.

8.                                      Conditions of Initial Purchasers’ Obligations.

The obligations of the Initial Purchasers to purchase and pay for the Series A Notes, as provided herein, shall be subject to the following conditions:

(a)                                  All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively.  The Company shall have performed or complied with all

27

of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

(b)                                 The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers in New York, New York, as soon as practicable after the date of this Agreement but not later than 9:30 a.m., Pacific Standard time, on the day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Series A Notes in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(c)                                  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that could, as of the Closing Date, reasonably be expected to have a Material Adverse Effect; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the Company, threatened against, the Company before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect other than as disclosed in the Offering Memorandum; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or that could reasonably be expected to have a Material Adverse Effect.

(d)                                 Since the dates as of which information is given in the Offering Memorandum and other than as disclosed or contemplated in the Offering Memorandum, (i) there shall not have been any material and adverse change or any development that is reasonably likely to result in a material and adverse change in the long-term debt, or material increase in the short-term debt, of the Company from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company on any class of its capital stock, and (iii) the Company shall not have incurred any liabilities or obligations other than contracts entered into in the ordinary course of business, direct or contingent, that individually or in the aggregate could have a Material Adverse Effect and that are required to be disclosed on a balance sheet or notes thereto in accordance with GAAP and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum.  Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any material adverse change in the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company.

(e)                                  The Initial Purchasers shall have received a certificate, dated the Closing Date, signed on behalf of the Company by its president and chief executive officer and its chief financial officer confirming as of the Closing Date, the matters set forth in paragraphs (a), (b), (c), (d) and (o) of this Section 8.

(f)                                    The Initial Purchasers shall have received on the Closing Date (i) the opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP,

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special counsel to the Company, substantially to the effect set forth in Exhibit B hereto and (ii) the opinion, dated the Closing Date, of Gordon & Silver, Ltd., special Nevada counsel to the Company, substantially to the effect set forth in Exhibit C hereto.  In providing such opinion, Skadden, Arps, Slate, Meagher & Flom LLP, shall opine as to the federal laws of the United States and the laws of the State of New York.

(g)                                 The Initial Purchasers shall have received on the Closing Date the opinion, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy LLP, counsel to the Initial Purchasers, covering such matters as are customarily covered in such opinions.

(h)                                 At the time this Agreement is executed and at the Closing Date the Initial Purchasers shall have received from Deloitte & Touche, L.L.P. and Ernst & Young, L.L.P., independent public accountants for the Company, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Initial Purchasers and in form and substance previously agreed upon by the Initial Purchasers and counsel to the Initial Purchasers with respect to the financial statements and certain financial information of the Company contained in the Offering Memorandum.

(i)                                     The Company and the Trustee shall have entered into the Indenture and each of the Collateral Documents and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

(j)                                     The Company and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

(k)                                  The Trustee and the lenders under the New Credit Agreement shall have entered into the Intercreditor Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

(l)                                     The Company and Peter A. Morton shall have entered into the Sublicense Amendment and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

(m)                               Substantially concurrently with the consummation of the sale of the Series A Notes, the Preferred Stock Exchange shall have been consummated.

(n)                                 The Company, Peter A. Morton and the Trustee shall have entered into a subordination agreement with respect to the Amended and Restated Supervisory Agreement, dated as of October 21, 1997, substantially in the form of Exhibit D (the “Subordination Agreement”), and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

(o)                                 Each condition to the closing contemplated by the New Credit Agreement (other than the issuance and sale of the Series A Notes pursuant hereto) will, on or prior to the Closing Date, have been satisfied or waived.  There shall exist at and as of the Closing Date no conditions that would constitute a default (or an event that with

29

notice or the lapse of time, or both, would constitute a default) under the New Credit Agreement.  In addition, at the Closing Date, any and all amounts outstanding under the Existing Credit Facility (as defined in the Offering Memorandum) and all other senior indebtedness of the Company and any fees related thereto shall be paid and such credit facility and other senior indebtedness shall be cancelled.

(p)                                 Milbank, Tweed, Hadley & McCloy LLP shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

(q)                                 Substantially concurrently with the consummation of the sale of the Series A Notes, the Company shall consummate the Tender Offer and instruct the Existing Notes Trustee to deliver an irrevocable notice of redemption with respect to all Existing Notes that remain outstanding following consummation of the Tender Offer which notice shall specify a redemption date that is no later than 40 days following the Closing Date.

(r)                                    The Company shall have furnished to the Initial Purchasers reasonable evidence that all other actions necessary or desirable to perfect and protect the Liens created by the Collateral Documents and contemplated thereby have been taken.

(s)                                  The Initial Purchasers shall have received (except with respect to Permitted Liens as defined in the Indenture): (i) copies of duly executed payoff letters, (ii) UCC-3 termination statements (subject to the reasonable payoff and delivery requirements of each creditor), (iii) deed of trust releases and other collateral releases, and (iv) terminations, each in form and substance reasonably satisfactory to the Initial Purchasers evidencing (A) the termination of each agreement and instrument relating to any indebtedness secured by the Collateral and (B) the release of each item of Collateral securing such indebtedness and the termination of all Liens created thereunder.  Each such payoff letter, release and termination listed in clauses (i) through (iv) above shall be in full force and effect.

(t)                                    The Company shall have furnished to the Initial Purchasers, as of the Closing Date, the Collateral Documents duly executed by the Company together with:

(i)                                     duly executed financing statements, appropriate for filing in all jurisdictions that may be deemed necessary or desirable in order to perfect the Liens created by the Collateral Documents covering the Collateral;

(ii)                                  contemplated requests for information, listing all effective financing statements filed as of the date thereof in the jurisdictions referred to in the prior subparagraph that name the Company as debtor, together with copies of such financing statements (none of which shall

30

cover the Collateral described in the Collateral Documents (unless such financing statements evidence Permitted Liens as defined in the Indenture or are to be terminated pursuant to the terms thereof)); and

(iii)                               reasonable evidence that all other actions necessary to perfect the Liens created by the Collateral Documents;

(u)                                 The Company shall have delivered to the Initial Purchasers the Deed of Trust, duly executed by the Company, together with:

(i)                                     evidence that all filing and recording taxes and fees have been paid or reasonably provided for;

(ii)                                  a fully paid ALTA extended coverage mortgagee title insurance policy or written commitment for such policy (the “Mortgage Policy”) in form and substance, with endorsements and in amounts reasonably acceptable to the Trustee, without any exception for creditors’ rights, issued, coinsured and reinsured by title insurers reasonably acceptable to the Trustee, insuring the Deed of Trust to be a valid and subsisting Lien on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Liens permitted by the Indenture, and providing for such other affirmative assurance and continuations, including by endorsements, and such coinsurance and direct access reinsurance as the Trustee may deem reasonably necessary or desirable; and

(iii)                     such reasonable evidence that all other actions that the Trustee may deem necessary or desirable in order to create a valid perfected and subsisting Lien has been taken or reasonably provided for.

(v)                                 As of the Closing Date, the Notes shall be rated at least B3 or higher by Moody’s and at least B or higher by S&P (together, the “Rating Agencies”).

All opinions, certificates, letters and other documents required by this Section 8 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers and their counsel.  The Company will furnish the Initial Purchasers with such copies of such information, opinions, certificates, letters and other documents as they shall reasonably request.

9.                                      Initial Purchasers’ Information.

The Company and each of the Initial Purchasers severally acknowledge that the statements with respect to the offering of the Series A Notes set forth in third to the last paragraph of the cover page and the third and fifth paragraphs under the caption “Plan of Distribution” in such Offering Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers expressly for use in the Offering Memorandum.

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10.                               Survival of Representations and Agreements.

All representations and warranties, covenants and agreements of the Initial Purchasers and the Company contained in this Agreement, including without limitation, the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers, any controlling person thereof or by or on behalf of the Company or any controlling person thereof, and shall survive delivery of and payment for the Series A Notes to and by the Initial Purchasers.  The representations contained in Section 5 and the agreements contained in Sections 4(f), 6, 7 and 11(d) shall survive the termination of this Agreement, including any termination pursuant to Section 11.

11.                               Effective Date of Agreement; Termination.

(a)                                  This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

(b)                                 Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to the Company if at any time: (i) trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices for trading shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Nevada or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, in each case as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; (iv) in the judgment of the Initial Purchasers there shall have occurred any change that shall have had a Material Adverse Effect; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchasers may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.  Any termination pursuant to this Section 11 shall be without liability on the part of (i) the Company to the Initial Purchasers, except that the Company shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Section 11(d) hereof, (ii) the Initial Purchasers to the Company, or (iii) any party hereto to any other party except that the provisions of Section 6 and Section 7 shall at all times be effective and shall survive such termination.

(c)                                  Any notice of termination pursuant to this Section 11 shall be by telephone, telex, telephonic facsimile, or telegraph, confirmed in writing by letter within three days thereof.

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(d)                                 If this Agreement shall be terminated pursuant to any of the provisions hereof (other than a termination pursuant to Section 11(b)(i), (ii) or (iii)) or if the sale of the Series A Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of Initial Purchasers’ counsel), incurred by the Initial Purchasers in connection herewith.

12.                               Notice.

All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchasers shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to Banc of America Securities LLC, 9 West 57th Street, 6th Floor, New York, New York 10019 Attention: High Yield Capital Markets, telecopy number: (212) 847-5038; and if sent to the Company, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to Hard Rock Hotel, Inc., 4455 Paradise Road, Las Vegas, Nevada 89109, Attention: Brian Ogaz, telecopy number: (310) 652-8747, with copies to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, Attention: Gregg A. Noel, telecopy number: (213) 687-5600; provided, however, that any notice pursuant to Sections 6 or 7 shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing within three days thereof.

13.                               Parties.

This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Company and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.  The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Series A Notes from the Initial Purchasers.

14.                               Construction.

This Agreement shall be construed in accordance with the internal laws of the State of New York.

15.                               Submission to Jurisdiction.

To the fullest extent permitted by applicable law, the Company irrevocably submits to the jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Agreement (solely in connection with any such suit or proceeding), and irrevocably agree that all claims in respect of such suit or proceeding may be determined in any such court.  The Company irrevocably and fully waives the defense of an

33

inconvenient forum to the maintenance of such suit or proceeding.  To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of note, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law.

16.                               Default of One or More of the Several Initial Purchasers.

If any one or more of the several Initial Purchasers shall fail or refuse to purchase Series A Notes that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate principal amount of Series A Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Series A Notes to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Series A Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Series A Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be agreed by the non-defaulting Initial Purchasers, to purchase the Series A Notes which such defaulting Initial Purchaser or such defaulting Initial Purchasers failed or refused to purchase on such date.  If any one or more of the Initial Purchasers shall fail or refuse to purchase Series A Notes and the aggregate principal amount of Series A Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Series A Notes to be purchased on the Closing Date, and arrangements satisfactory to the non-defaulting Initial Purchasers and the Company for the purchase of such Series A Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4(f) (other than the fees and expenses of counsel to the Initial Purchasers), Section 6 and Section 7 shall at all times be effective and shall survive such termination.  In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16.  Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

17.                               Captions.

The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

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18.                               Counterparts.

This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

Very truly yours,

Hard Rock Hotel, Inc.

By:
Name:
Title:

Accepted and agreed to as of
the date first above written:

By:	Banc of America Securities LLC

By:
Name: Bruce R. Thompson
Title: Managing Director

For itself and as Representative of the other Initial Purchasers named in Schedule A hereto.

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SCHEDULE A

Name of Initial Purchaser	Principal Amount of Series A Notes

Banc of America Securities LLC	$119,000,000

Comerica Securities	$10,500,000

Hibernia Southcoast Capital, Inc.	$10,500,000

Total	$140,000,000

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of May 30, 2003 by and among Hard Rock Hotel, Inc., a Nevada corporation (the “Company”), and Banc of America Securities LLC, as representative of the Initial Purchasers, Comerica Securities and Hibernia Southcoast Capital, Inc. (collectively, the “Initial Purchasers”).

Pursuant to the Purchase Agreement, dated May 20, 2003 (the “Purchase Agreement”), by and among the Company and the Banc of America Securities, LLC, as representative of the Initial Purchasers, the Initial Purchasers have agreed to purchase $140,000,000 aggregate principal amount of the Company’s 8 7/8% Second Lien Notes due 2013 (the “Notes”).

In order to induce the Initial Purchasers to enter into the Purchase Agreement and purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 8(j) of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1.                            DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the following meanings:

Act:  The Securities Act of 1933, as amended.

Broker-Dealer:  Any broker or dealer registered under the Exchange Act.

Business Day:  Any day except a Saturday, Sunday or other day in the City of New York on which banks are authorized to close or a federal holiday, consisting, in each case, of the time period from 12:00 a.m. through 11:59 p.m. Eastern time.

Closing Date:  The date of this Agreement.

Commission:  The Securities and Exchange Commission.

Consummate:  An Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Trustee under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of the Notes that were validly tendered by Holders thereof pursuant to the Exchange Offer.

Damages Payment Date:  With respect to the Notes, each Interest Payment Date.

Effectiveness Target Date:  As defined in Section 5 hereof.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Exchange Notes:  The Company’s 8 7/8% Second Lien Notes due 2013 to be issued pursuant to the Indenture in the Exchange Offer or pursuant to a Shelf Registration Statement, in each case in exchange for Notes.

Exchange Offer:  The registration by the Company under the Act of the Exchange Notes pursuant to the Exchange Offer Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities validly tendered in such exchange offer by such Holders.

Exchange Offer Registration Statement:  The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exempt Resales:  The transactions in which the Initial Purchasers propose to sell the Notes to (i) certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Act in reliance upon the exemption from the registration requirements of the Act provided by Rule 144A under the Act or (ii) non-U.S. Persons in reliance upon Regulation S under the Act.

Holder:  As defined in Section 2(b) hereof.

Indenture:  The Indenture, dated as of May 30, 2003, between the Company and U.S. Bank National Association (formerly First Trust National Association), as trustee (the “Trustee”), pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Initial Purchasers:  As defined in the preamble hereto.

Interest Payment Date:  As defined in the Indenture and the Securities.

Liquidated Damages:  As defined in Section 5 hereof.

NASD:  National Association of Securities Dealers, Inc.

Notes:  As defined in the preamble hereto.

Person:  An individual, partnership, corporation, limited liability company, joint venture, association, joint stock company, trust or other organization whether or not a legal entity, or a government or agency or political subdivision thereof.

Prospectus:  The prospectus included in a Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Act), as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Purchase Agreement:  As defined in the preamble hereto.

Record Holder:  With respect to any Damages Payment Date relating to the Securities, each Person who is a Holder of the Securities on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

Registration Default:  As defined in Section 5 hereof.

Registration Statement:  Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities:  The Notes and the Exchange Notes.

Shelf Filing Deadline:  As defined in Section 4 hereof.

Shelf Registration:  A registration effected by the filing of a Shelf Registration Statement pursuant to Section 4 hereof.

Shelf Registration Statement:  As defined in Section 4 hereof.

TIA:  The Trust Indenture Act of 1939, as amended (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

Transfer Restricted Securities:  Each of the Securities, upon original issuance thereof, until the earliest to occur, with respect to a particular Security, of (a) the date on which such Security is exchanged by a Holder other than a Broker-Dealer in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) following the exchange by a Broker-Dealer in the Exchange Offer of a Note for an Exchange Note, the date on which the Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Security has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement, (d) the date on which such Security may be distributed to the public pursuant to Rule 144 under the Act or by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (e) the date on which such Security ceases to be outstanding.

Underwritten Registration or Underwritten Offering:  A registration on a Shelf Registration Statement in which securities of the Company are sold to an underwriter for re-offering to the public.

SECTION 2.                            SECURITIES SUBJECT TO THIS AGREEMENT

(a)                                  TRANSFER RESTRICTED SECURITIES.  The Securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b)                                 HOLDERS OF TRANSFER RESTRICTED SECURITIES.  A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3.                            REGISTERED EXCHANGE OFFER

(a)                                  Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (so long as the procedures set forth in Section 6(a) below are being or have been complied with), the Company shall (i) use its reasonable best efforts to cause to be filed with the Commission, on or prior to 60 days after the Closing Date, the Exchange Offer Registration Statement, (ii) use its reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective by the Commission on or prior to 180 days after the Closing Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act, (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, except as would subject the Company to service of process or general taxation where it is not currently subject, and (D) obtain all necessary approvals of the Nevada Gaming Commission in connection with the issuance of the Exchange Notes, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer.

The Exchange Offer shall be on an appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Notes and to permit resales of Securities held by Broker-Dealers as contemplated by Section 3(c) below.  If, after such Exchange Offer Registration Statement initially is declared effective by the Commission, the Exchange Offer or the issuance of Exchange Notes thereunder or the sale of Transfer Restricted Securities pursuant thereto as contemplated by Section 3(c) below is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Exchange Offer Registration Statement shall be deemed not to have become effective for purposes of this Agreement during the period that such stop order, injunction or other similar order or requirement shall remain in effect.

(b)                                 The Company shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days.  The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws.  The Company shall use its reasonable best efforts to cause the Exchange Offer to be Consummated on or prior to 30 Business days after the Exchange Offer Registration Statement has become effective.

(c)                                  The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus included in the Exchange Offer Registration Statement that any Broker-Dealer who holds Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Notes pursuant to the Exchange Offer; provided, however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Securities held by any such Broker-Dealer except to the extent required by the Commission.

The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of twelve months from the date on which the Exchange Offer Registration Statement is declared effective or such longer period, if extended pursuant to the provisions of Section 6(d) hereof.

The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such period in order to facilitate such resales.

SECTION 4.                            SHELF REGISTRATION

(a)                                  SHELF REGISTRATION.  If (i) the Company is not permitted to file an Exchange Offer Registration Statement or consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) any Holder of Transfer Restricted Securities shall notify the Company on or prior to the 20th Business Day following the consummation of the Exchange Offer that (A) such Holder is prohibited by a change in applicable law or Commission policy from participating in the Exchange Offer, or (B) such

Holder may not resell the Exchange Notes to be acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) that such Holder is a Broker-Dealer and holds Notes acquired directly from the Company or an affiliate of the Company, then the Company shall:

(x) use its reasonable best efforts to cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”), on or prior to the 60th day after the obligation to file such Shelf Registration Statement arises (the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities, the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y) use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 90th day after the obligation to file such Shelf Registration Statement arises (or, if later, 180 days after the Closing Date).

The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of two years following the Closing Date (or such longer period, if extended pursuant to the provisions of Section 6(d) hereof), or such shorter period ending when either (1) all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement or (2) there cease to be outstanding any Transfer Restricted Securities.

(b)                                 PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT.  No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a written request therefor, such information specified in Item 507 and Item 508, as applicable, of Regulation S-K under the Act or any other information required by the Act or applicable state securities laws for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.  Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.  No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information.

SECTION 5.                            LIQUIDATED DAMAGES

If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the “Effectiveness Target Date”), (iii) the Company fails to commence, accept tenders and, in the case of accepted tenders, issue Exchange Notes, under the Exchange Offer within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but thereafter ceases to be effective or (subject to the rights of the Company under Section 6(d) hereof) fails to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Company hereby agrees to pay liquidated damages (“Liquidated Damages”) to each Holder of Transfer Restricted Securities on each Interest Payment Date following the occurrence of a Registration Default.  Liquidated Damages shall accrue from and after the date of each Registration Default, and continuing thereafter until such Registration Default has been cured or waived, in an amount equal to $.05 per week per $1,000 principal amount of the Transfer Restricted Securities during the first 90-day period immediately following the occurrence of the first such Registration Default, which amount shall increase by an additional $.05 per week per $1,000 principal amount of the Transfer Restricted Securities during each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.40 per week per $1,000 principal amount of the Transfer Restricted Securities.  The Company shall notify the Trustee within five Business Days after (i) each and every Registration Default and (ii) the date such Registration Default has been so cured.  All accrued Liquidated Damages shall be paid to Record Holders by the Company in New York, New York by wire transfer of immediately available funds or by federal funds check on each Interest Payment Date following the occurrence of a Registration Default as provided in the Indenture.  Following the cure or waiver of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Liquidated Damages with respect to such Transfer Restricted Securities will cease.

All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6.                            REGISTRATION PROCEDURES

(a)                                  EXCHANGE OFFER REGISTRATION STATEMENT.  In connection with the Exchange Offer, the Company shall comply with all of the provisions of Section 6(c) below, shall use its reasonable best efforts to effect such Exchange Offer to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i)                                     If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission, including oral advice from the staff of the Commission, allowing the Company to Consummate an Exchange Offer for such Notes.  The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy.  In connection with the foregoing, the Company hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution of such submission (which need not be favorable) by the Commission staff.

(ii)                                  As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business.  Each Holder hereby acknowledges and agrees that any Broker-Dealer who acquired Notes directly from the Company or any affiliate of the Company and any such Holder intending to use the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling, dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K or any other information required by the Act or applicable state securities laws if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired by such Holders directly from the Company.

(iii)                               Prior to effectiveness of the Exchange Offer Registration Statement and if requested by the Commission, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company’s information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer.

(b)                                 SHELF REGISTRATION STATEMENT.  In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 6(c) below and shall use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as practicable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(c)                                  GENERAL PROVISIONS.  In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Securities by Broker-Dealers), the Company shall:

(i)                                     prepare and file with the Commission such Registration Statement and use its reasonable best efforts to cause such Registration Statement to become effective and keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such material misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as reasonably practicable thereafter;

(ii)                                  prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the applicable period set forth in Section 3 or 4 of the Agreement, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been exchanged or sold or until such Transfer Restricted Securities no longer constitute Transfer Restricted Securities or are no longer outstanding; cause the Prospectus to be supplemented by any required

Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act (or any similar provisions then in force), and to comply fully with the applicable provisions of Rules 424 and 430A under the Act (or any similar provisions then in force) in a timely manner; and comply with the provisions of the Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)                               promptly advise the underwriter(s), if any, and selling Holders and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes or (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made).  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;

(iv)                              furnish to the Initial Purchasers, each selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (other than any documents incorporated by reference in such Registration Statement or Prospectus) if requested by such Person, which documents will be subject to the review and comments of such underwriter(s) in connection with such sale, if any, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus if requested by such Person to which a selling Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act;

(v)                                 make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

(vi)                              if requested by any selling Holders or any underwriter in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and such underwriter, if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

(vii)                           use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by  the Holders of a majority in aggregate principal amount of Notes covered thereby or the underwriter(s), if any;

(viii)                        furnish to each selling Holder and each underwriter, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits thereto, if so requested by such Person;

(ix)                                deliver to each selling Holder and each of the underwriter(s) in connection with such sale, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(x)                                   in the case of the Shelf Registration Statement, enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to such Shelf Registration Statement contemplated by this Agreement, all to such extent as may be reasonably acceptable to the Company and reasonably requested by the Initial Purchasers or by the Holders of a majority in aggregate principal amount of Transfer Restricted Securities or the managing underwriter in connection with any sale or resale pursuant to such Shelf Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

(A)                              use its reasonable best efforts to furnish to each underwriter, if applicable, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the effectiveness of the Shelf Registration Statement or, in the case of an Underwritten Registration, on the closing date of any underwriting (and, in the case of clause (3) below, on the date of execution of the underwriting agreement):

(1)                                  certificates, dated the delivery date thereof, signed by the chief executive officer, chief operating officer and principal financial officer of the Company, confirming, as the date thereof, the matters set forth in paragraphs (a), (c) and (d) of Section 8 of the Purchase Agreement;

(2)                                  opinions, dated the delivery date thereof, of counsel for the Company, covering the matters customarily covered in opinions requested in primary underwritten offerings; and

(3)                                  a customary comfort letter or letters, dated the delivery date or dates thereof, from the Company’s independent auditors, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings;

(B)                                set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section;

(C)                                deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (x), if any; and if at any time the representations and warranties of the Company contemplated in clause (A)(1) above cease to be true and correct, the Company shall so advise the underwriter(s), if any, and each Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xi)                                prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable (including, without limitation, the imposition of such restrictions on offers or sales of the Securities as are referred to in paragraph 3(b) of this Agreement) to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction where it is not now so subject or to subject itself to general taxation in any such jurisdiction;

(xii)                             upon the request of any Holder of Notes covered by the Shelf Registration Statement, the Company shall issue Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Exchange Notes, as the case may be; in return, the Notes held by such Holder shall be surrendered to the Company for cancellation;

(xiii)                          cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations (which denominations shall be in a minimum of $1,000 and integral multiples thereof) and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities made by such underwriter(s);

(xiv)                         use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities;

(xv)                            if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post- effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xvi)                         provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement covering such Transfer Restricted Securities and provide the Trustee with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

(xvii)                      cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

(xviii)                   otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to Holders, as soon as reasonably practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) covering a twelve-month period beginning after the effective date of the applicable Registration Statement;

(xix)                           use its reasonable best efforts to cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate, with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause the  Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xx)                              provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or Section 15 of the Exchange Act.

(d)                                 RESTRICTIONS ON HOLDERS.  Each Holder agrees by its acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice.  In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice.

SECTION 7.                            REGISTRATION EXPENSES

(a)                                  All expenses incident to the Company’s performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses incurred in connection with compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of prospectuses), messenger and delivery services and telephone incurred by the Company; (iv) all fees and disbursements of counsel for the Company, and in accordance with Section 7(b) below, counsel to the Holders of Transfer Restricted Securities; (v) if applicable, all application and filing fees in connection with listing Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent auditors of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

(b)                                 In connection with any Registration Statement required by this Agreement (excluding the Exchange Offer Registration Statement), the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one U.S. counsel, which shall be Milbank, Tweed, Hadley & McCloy LLP or such other counsel as may be chosen by the

Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8.                            INDEMNIFICATION

(a)                                  The Company agrees to indemnify and hold harmless each of the Holders, each Person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of each Holder or any controlling Person, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys’ fees and expenses and all other expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) (collectively, “Losses”), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or related Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any (i) untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holders expressly for use in the Registration Statement and related Prospectus or in any supplement or amendment thereto or (ii) any untrue statement or alleged untrue statement or omission or alleged omission from any related preliminary prospectus if a copy of the related Prospectus (as then amended or supplemented) was not delivered by or on behalf of any Holder seeking indemnification to the Person asserting the claim or action, if required by law to have been so delivered by such Holder and the untrue statement or alleged omission from such preliminary prospectus was corrected in the related Prospectus.  This indemnity will be in addition to any liability which the Company may otherwise have, including, under this Agreement.

(b)                                 Each of the Holders agrees, severally and not jointly, to indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of the Company or any controlling Person, against any and all Losses, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use therein; provided, however, that in no case shall any Holder be liable or responsible for any amount in excess of the dollar amount of the proceeds received by such Holder upon the sale of the Securities giving rise to such indemnification obligation.  This indemnity will be in addition to any liability which any Holder may otherwise have, including under this Agreement.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have under this Section 8 except to the extent that it has been prejudiced in any material respect by such failure, or from any liability which it may otherwise have).  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party.  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action and the indemnifying party has agreed in writing to pay the fees and expenses of such counsel, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded, upon the advice of counsel, that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought.  Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, which consent may not be unreasonably withheld, settle or compromise or consent to entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action, or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d)                                 In order to provide for contribution in circumstances in which the indemnification provided for in this Section 8 is for any reason held to be unavailable or is insufficient to hold harmless a party indemnified hereunder, the Company, on the one hand, and each Holder, on the other hand, shall contribute to the aggregate Losses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of Losses suffered by the Company any contribution received by the Company from Persons, other than the Holders, who may also be liable for contribution, including Persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company and such Holder may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and any such Holder, on the other hand, or, if such allocation is not permitted by applicable law or if indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section 8, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and any Holder, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of the Securities (net of discounts and commissions but before deducting expenses) received by the Company and (y) the total proceeds received by such Holder upon its sale of Securities which would otherwise give rise to the indemnification obligation, respectively.  The relative fault of the Company, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if all Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) no Holder shall be required to contribute, in the aggregate, any amount in excess of the U.S. dollar amount by which the proceeds received by such Holder with respect to the sale of its Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each Person, if any, who controls a Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of a Holder or any controlling Person shall have the same rights to contribution as such Holder, and each Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of the Company or any controlling Person shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8(d).  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise.  No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided, however, that such written consent was not unreasonably withheld.

SECTION 9.                            RULE 144A

The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10.                     UNDERWRITTEN REGISTRATIONS

No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11.                     SELECTION OF UNDERWRITERS

The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company (it being understood that Banc of America Securities LLC is reasonably satisfactory); such investment banker or investment bankers and manager or managers are referred to herein as the “underwriters.”

SECTION 12.                     MISCELLANEOUS

(a)                                  REMEDIES.  Each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture, in the Purchase Agreement or granted by law, including recovery of Liquidated Damages or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages (including the Liquidated Damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)                                 NO INCONSISTENT AGREEMENTS.  The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  The Company has not previously entered into any agreement granting any registration rights with respect to the Securities to any Person.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company’s securities under any agreement in effect on the date hereof.

(c)                                  AMENDMENTS AND WAIVERS.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities.  Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Securities are being tendered pursuant to the Exchange Offer or registered pursuant to the Shelf Registration and that does not affect directly or indirectly the rights of other Holders whose Securities are not being tendered pursuant to such Exchange Offer or registered pursuant to the Shelf Registration may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered, as applicable.

(d)                                 NOTICES.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i)                                     if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii)                                  if to the Company:

Hard Rock Hotel, Inc.
4455 Paradise Road
Las Vegas, Nevada 89109

Phone No.:  (702) 693-5000
Telecopier No.:  (310) 652-8747
Attention:  Brian D. Ogaz

With copies to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Los Angeles, CA 90071-3144
Phone No.:  (213) 687-5000
Telecopier No.:  (213) 687-5600
Attention:  Gregg A. Noel

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; ten Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the second Business Day, if timely delivered to an air courier guaranteeing two day delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(e)                                  SUCCESSORS AND ASSIGNS.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(f)                                    COUNTERPARTS.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)                                 HEADINGS.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)                                 SUBMISSION TO JURISDICTION.  To the fullest extent permitted by applicable law, the Company irrevocably submits to the jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Agreement (solely in connection with any such suit or proceeding), and irrevocably agree that all claims in respect of such suit or proceeding may be determined in any such court.  The Company irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding.  To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of note, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law.

(i)                                     GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(j)                                     SEVERABILITY.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)                                  NO PIGGYBACK ON REGISTRATIONS.  Neither the Company nor any of its security holders (other than the Holders of Transfer Restricted Securities in such capacity) has any right (other than a right which has been irrevocably waived) to include any securities of the Company in any Registration Statement other than Transfer Restricted Securities.  The Company covenants that it will not enter into any instrument, agreement or understanding which will grant to any person piggyback registration rights which are exercisable with respect to any Exchange Offer Registration Statement or otherwise confer a right to include securities in any Exchange Offer Registration Statement other than Transfer Restricted Securities.

(l)                                     ENTIRE AGREEMENT.  This Agreement together with the other Operative Documents (as defined in the Purchase Agreement) is intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings among the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HARD ROCK HOTEL, INC.

By:
Name: Brian D. Ogaz
Title: Senior Vice President

BANC OF AMERICA SECURITIES LLC,

as representative of the Initial Purchasers

By:
Name:
Title:

EXHIBIT B

Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

We have acted as special counsel to Hard Rock Hotel, Inc., a Nevada corporation (the “Company”), in connection with the Purchase Agreement, dated May 20, 2003 (the “Purchase Agreement”), between you, as Representative of the several Initial Purchasers listed on Schedule A thereto (the “Initial Purchasers”), and the Company, relating to the sale by the Company to you of $140,000,000 aggregate principal amount of 8 7/8% Second Lien Notes due 2013 (the “Securities”) to be issued under the Indenture, dated as of May 30, 2003 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”).

This opinion is being furnished pursuant to Section 8(f) of the Purchase Agreement.  Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a)                                  the final offering memorandum, dated May 20, 2003 (the “Offering Memorandum”);

(b)                                 an executed copy of the Purchase Agreement;

(c)                                  a form of the Securities;

(d)                                 an executed copy of the Indenture;

(e)                                  an executed copy of the Registration Rights Agreement;

(f)                                    an executed copy of the Junior Subordinated Notes;

(g)                                 an executed copy of each of the Collateral Documents;

(h)                                 an executed copy of the New Credit Agreement;

(i)                                     an executed copy of the Exchange Agreement, dated as of May 30, 2003, by and among the Company, Peter A. Morton (“Mr. Morton”) and Desert Rock, Inc., a Nevada corporation.

(j)                                     an executed copy of Amendment No. 2 to Trademark Sublicense Agreement, dated as of May 30, 2003, by and between the Company and Mr. Morton;

(k)                                  an executed copy of the Amended and Restated Supervisory Agreement, dated as of October 21, 1997, by and between the Company and Mr. Morton (the “ARSA”);

(l)                                     an executed copy of the Subordination Agreement;

(m)                               the Company’s Offer to Purchase and Consent Solicitation, dated May 1, 2003, relating to the Tender Offer and the Consent Solicitation;

(n)                                 the Letter of Transmittal and Consent for use in connection with the Tender Offer and the Consent Solicitation; and

(o)                                 copies of each of the Applicable Contracts (as defined below).

The documents identified in clauses (b) through (j) above are herein collectively referred to as the “Transaction Documents.”  The documents identified in clause (k) and (l) above are herein collectively referred to as the “Supervisory Agreement.”  The consummation of the Tender Offer and the Consent Solication pursuant to the documents identified in clause (m) and (n) above, and the payment of a portion of accrued dividends on outstanding Preferred Stock in an amount equal to $15.0 million, are herein collectively referred to as the “Related Transactions.”

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, including the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and, except to the extent expressly set forth in paragraphs 1 through 5 below, the validity and binding effect thereof on such parties.  We have also assumed that the Company has been duly organized and is validly existing in good standing under the laws of the State of Nevada and that the Company has complied with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Transaction Documents (as defined herein).  As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

The Securities, the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Subordination Agreement are referred to herein collectively as the “Transaction Documents.”  As used herein, (i) “Applicable Contracts” means those agreements or instruments identified in Schedule 1 hereto and the Supervisory Agreement; (ii) “Applicable Laws” means those laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents (other than the United States federal securities laws, state securities or blue sky laws, any gaming laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc. and any gaming or liquor laws, rules or regulations), but without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws; (iii) “Governmental Authorities” means any court, regulatory body, administrative agency or governmental body of the State of New York or the United States of America having jurisdiction over the Company under Applicable Laws; and (iv) “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any other party (other than the Company) in the transactions contemplated by the Transaction Documents or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties.

The opinions set forth below are subject to the following qualifications, further assumptions and limitations:

(a)                                  we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to each of the Transaction Documents (other than with respect to the Company to the extent set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party;

(b)                                 we have assumed that the execution and delivery by the Company of each of the Transaction Documents and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to Applicable Contracts as to which we express our opinion in paragraph 6 below), (ii) any law, rule, or regulation to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, but without our having made any special investigation as to the applicability of any specific law, rule or regulation), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority (except that we do not make the assumption set forth in this clause (iv) with respect to Governmental Approvals as to which we express our opinion in paragraph 7 below);

(c)                                  we note that the ARSA is governed by laws other than the Applicable Laws; our opinions expressed herein are based solely upon our understanding of the plain language of such agreement or instrument, and we do not express any opinion with respect to the validity, binding nature or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding;

(d)                                 the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(e)                                  we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on each of the Transaction Documents or any transactions contemplated thereby;

(f)                                    we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

(g)                                 the enforceability of provisions imposing a payment obligation pending the ability of the Company to comply timely with its registration obligations under the Registration Rights Agreement and the Indenture may be limited by applicable laws; and

(h)                                 to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Documents, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualifications that such enforceability (i) may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought, and (ii) does not apply to the extent provided to the contrary in subsection two of Section 1-105 of the New York Uniform Commercial Code.

We do not express any opinion as to the laws of any jurisdiction other than with respect to the State of New York and the federal laws of the United States of America to the extent referred to specifically herein.  Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, but without having made any independent investigation, that such laws do not affect any of the opinions set forth herein.  The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.                                       The Indenture is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

2.                                       The Registration Rights Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

3.                                       The Subordination Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

4.                                       When the Securities are authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the Purchase Agreement, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

5.                                       When the Series B Notes have been duly executed by the Company and authenticated by the Trustee in the manner provided in the Indenture and issued and delivered in exchange for the Securities in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Series B Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

6.                                       The execution and delivery by the Company of each of the Transaction Documents, the consummation by the Company of the transactions contemplated thereby and the consummation by the Company of the Related Transactions will not (i) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (ii) cause the creation of any security interest or lien (other than Permitted Liens (as defined in the Indenture)) upon any of the property of the Company pursuant to any Applicable Contract.  We do not express any opinion, however, as to whether the execution, delivery or performance by the Company of each of the Transaction Documents will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company.

7.                                       No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of each of the Transaction Documents by the Company, the consummation by the Company of the transactions contemplated thereby or the consummation by the Company of the Related Transactions.

8.                                       The statements in the Offering Memorandum under the caption “Description of Notes” (other than the statements under the captions “—Book-Entry, Delivery And Form” and “Depository Procedures”), insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects.

9.                                       The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

10.                                 Assuming (i) the accuracy of the representations and warranties of the Company set forth in Section 5(a) of the Purchase Agreement and of you in Section 5(b) of the Purchase Agreement, (ii) the due performance by the Company of the covenants and agreements set forth in Section 4 of the Purchase Agreement, (iii) your compliance with the offering and transfer procedures and restrictions described in the Offering Memorandum, (iv) the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Offering Memorandum by purchasers to whom you initially resell the Securities and (v) that purchasers to whom you initially resell the Securities receive a copy of the Offering Memorandum prior to such sale, the offer, sale and delivery of the Securities to you in the manner contemplated by the Purchase Agreement and the Offering Memorandum and the initial resale of the Securities by you in the manner contemplated in the Offering Memorandum and the Purchase Agreement do not require registration under the Securities Act of 1933, as amended, and, prior to the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Indenture does not require qualification under the Trust Indenture Act of 1939, as amended, it being understood that we do not express any opinion as to any subsequent resale of any Security.

This letter is furnished only to you in connection with the closing under the Purchase Agreement occurring today and is solely for your benefit.  This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent (including by any person that acquires the Securities from you), except to the extent that such use, circulation, quotation or reference is necessary so that the issuance of the Securities is not treated as a “confidential transaction” within the meaning of Treasury Regulation section 1.6011-4(b)(3).  This letter and its benefits are not assignable to, and may not be relied upon or claimed by, any person that acquires the Securities from you or that seeks to assert your rights in respect of this letter as your assignee or successor in interest, without our prior written consent.

Very truly yours,

Schedule 1

1.

Indenture, dated as of March 23, 1998, between the Company and U.S. Bank National Association (formerly known as First Trust National Association), as Trustee, as amended by the First Amendment thereto, dated as of May 30, 2000, and the Supplemental Indenture thereto, dated as of May 15, 2003.

2.

Trademark Sublicense Agreement, dated October 24, 1997, between the Company and Peter A. Morton, as amended by Amendment No. 1 thereto, dated as of March 23, 1998, and Amendment No. 2 thereto, dated as of May 30, 2003.

EXHIBIT C

Form of Opinion of Gordon & Silver, Ltd.

1.          The Company has the requisite corporate power and authority to execute and deliver the Operative Documents, the Subordination Agreement, the Collateral Documents and the New Credit Agreement, and to consummate the transactions contemplated thereby.

2.          The Company (A) has been duly incorporated and is validly existing and in good standing under the laws of the State of Nevada and (B) has the corporate power and authority necessary to own its properties and conduct the businesses in which it is engaged as the foregoing are described in the Offering Memorandum.

3.          Each of the Purchase Agreement, the Registration Rights Agreement, the Indenture, each of the Collateral Documents, the New Credit Agreement, the Subordination Agreement and the Series A Notes has been duly authorized, executed [and delivered] by the Company.

4.          Each of the Collateral Documents constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to, or affecting, the rights of creditors generally and by the application of general principles of equity (regardless of whether considered in a proceeding of equity or at law), including without limitation (i) the possible unavailability of injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

5.          None of (A) the execution, delivery or performance by the Company of its obligations under the Operative Documents, the Collateral Documents or the Subordination Agreement, (B) the issuance and sale of the Series A Notes by the Company, (C) the execution, delivery and performance by the Company of its obligations under the New Credit Agreement, nor (D) the consummation by the Company of the Related Transactions, will (a) violate any provision of the articles of incorporation or bylaws of the Company, or (b) to such counsel’s knowledge, violate any statute, rule, regulation, judgment, order or decree of any State of Nevada court, governmental agency or governmental authority having jurisdiction over the Company or its assets or properties, except in the case of clause (b) for (i) any such violation that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (ii) the requisite approvals and waivers of the Nevada Gaming Authorities for the offer, sale and issuance of the Series B Notes and related transactions.

6.          All of the issued and outstanding shares of common stock of the Company have been duly authorized and issued and are fully paid and nonassessable.

7.          Except (i) as may be required under applicable state securities laws and the requisite approvals and waivers of the Nevada Gaming Authorities for the offer, sale and issuance of the Series B Notes and related transactions and (ii) except for the filing of a registration statement under the Act and the qualification of the Indenture under the Trust Indenture Act in connection with the Registration Rights Agreement, no consent, authorization, approval, filing, notice, registration or other action of any State of Nevada court, governmental agency or commission or public or governmental authority is necessary for the execution and delivery by the Company of the Operative Documents or the New Credit Agreement, the validity or enforceability against the Company of the Operative Documents or the New Credit Agreement, the issuance or delivery of the Series A Notes by the Company to the Initial Purchaser, the validity, payment or enforceability of the Series A Notes against the Company, except such as have been obtained and made or where the failure to obtain such consents or waivers would not, individually or in the aggregate, have a Material Adverse Effect.

8.          The Deed of Trust creates a valid lien in favor of the Trustee (the “Mortgage Liens”) on the Collateral referred to therein and the Security Agreement creates valid security interests in any goods located or to be located thereon that now or may hereafter constitute “fixtures” within the meaning of Article 9 of the UCC (such goods being hereinafter referred to as the “Fixtures”), in each case as security for the payment of the Obligations referred to therein, whether for principal, interest, fees, liquidated damages or otherwise.  The Deed of Trust and the Security Agreement (including the acknowledgments) are each in appropriate form for recording in the State of Nevada pursuant to all applicable law of the State of Nevada, including the UCC and all applicable recording, filing and registration statutes and regulations, and the Financing Statements are each in appropriate form pursuant to the UCC, resulting in the perfection of the security interests in the Fixtures (the “Fixture Liens”), and upon the recording of the Deed of Trust in the Official Records of Clark County, Nevada (the “Official Records”) and the filing of the Financing Statements in the Official Records and in the UCC records of the Secretary of State off the State of Nevada, no other or further or subsequent filing, refiling, recording, re-recording, registration or re-registration of the Mortgages or the financing statements or any other instrument will be necessary to continue the Mortgage Liens or the perfection of the Fixture Liens.

9.          Each of the other Collateral Documents (not mentioned in paragraph 8 above) creates a valid security interest in the Collateral referred to therein (other than Fixtures) to the extent the UCC is applicable thereto, securing payment of the Obligations referred to in such documents.  The financing statements are in appropriate form and have been duly filed pursuant to the UCC, and when filed with the Nevada Secretary of State, will result in the perfection of such security interests in the Collateral located in the State of Nevada.

10.    None of (A) the execution, delivery or performance by the Company of its obligations under the Operative Documents, (B) the execution, delivery or performance by the Company of its obligations under the Collateral Documents, (C) the issuance and sale of the Series A Notes by the Company, (D) the execution, delivery and performance by the Company of its obligations under the New Credit Agreement, nor (E) the consummation of the Related Transactions by the Company, will to such counsel’s knowledge, (i) violate, or be in conflict with, or constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under, or breach of, (ii) result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation, or (iii) result in the creation or imposition of any lien (except pursuant to the Indenture) upon any of the assets of the Company under, in each case, any note, bond, mortgage, indenture, deed of trust, agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets is subject, except for any such violation, default, consent, imposition of a lien or acceleration that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

11.    The statements under the captions “Government Regulation,” “Risk Factors- We are subject to extensive government regulation and a revocation, or suspension, limit or condition of our gaming licenses or registrations would result in a material adverse effect on our business,” and “Description of Notes–Regulatory Redemption” in the Offering Memorandum, to the extent that as such statements constitute a summary of the Nevada Gaming Control Act and the regulations promulgated thereunder as they relate to the issuance of Securities fairly present in all material respects such legal matters.

12.    To such counsel’s knowledge, as of such date, no action has been taken and no statute, rule, regulation, injunction or order has been enacted, adopted or issued by any State of Nevada court of competent jurisdiction or governmental agency that prevents or suspends the issuance or sale of the Series A Notes or the use of the Offering Memorandum.

Such counsel shall also have furnished to the Initial Purchaser a written statement, in form and substance satisfactory to the Initial Purchaser, to the effect that (x) such counsel has participated in the preparation of the Offering Memorandum and (y) in such counsel’s capacity as special Nevada counsel to the Company, no facts have come to such counsel’s attention which causes such counsel to believe that the sections of the Offering Memorandum appearing under the captions “Government Regulation,” “Risk Factors- We are subject to extensive government regulation and a revocation, or suspension, limit or condition of our gaming licenses or registrations would result in a material adverse effect on our business,” and “Description of Notes–Regulatory Redemption,” as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to the financial statements, including the notes thereto, or any other historical or pro forma financial, statistical or accounting data or schedules included therein or omitted therefrom).

In rendering such opinion, such counsel shall opine as to the laws of the State of Nevada.

EXHIBIT D

FORM OF

SECOND LIEN NOTES SUBORDINATION AGREEMENT

(Amended and Restated Supervisory Agreement)

This Second Lien Notes Subordination Agreement (the “Agreement”) is entered into as of May 30, 2003, between Peter A. Morton (in his capacity as obligee of the Junior Obligations (as defined below), the “Junior Creditor”), Hard Rock Hotel, Inc., a Nevada corporation (the “Borrower”) and U.S. Bank National Association, as trustee under the Indenture (as hereinafter defined) (the “Trustee”).

R E C I T A L S

A.                                   Pursuant to the Indenture of even date herewith (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the “Indenture”), by and between Borrower and the Trustee, Borrower has issued its 8 7/8% Second Lien Notes due 2013 (the “Notes”). The “Senior Obligations” referred to herein shall mean the obligations of Borrower under the Notes and the Indenture.

B.                                     Borrower and the Junior Creditor have entered into that certain Amended and Restated Supervisory Agreement, dated as of October 21,1997 (the “Supervisory Agreement”). The obligations of Borrower to pay the Junior Creditor Supervisory Fees pursuant to the terms of the Supervisory Agreement are referred to herein as the “Junior Obligations”.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereto agree as follows:

1.                                      Subordination.

(a)                                  The Junior Creditor hereby absolutely and irrevocably subordinates the payment and performance of the Junior Obligations to the payment and performance of the Senior Obligations in full and in cash or cash equivalents, provided, that unless and until the Trustee has given written notice to the Junior Creditor that an Event of Default has occurred under the Indenture, the Junior Creditor may receive from Borrower Supervisory Fees under the Supervisory Agreement, in the amounts and at the times specified therein. The subordination provided herein shall be continuing in nature, and shall not be affected by any bankruptcy or insolvency of Borrower or any of its subsidiaries. If an Event of Default has occurred under the Indenture, the Trustee shall deliver written notice thereof to the Junior Creditor.  Junior Creditor agrees that its obligations hereunder shall remain in full force and effect notwithstanding any failure of Trustee to give Junior Creditor notice of an Event of Default as set forth above, and in particular that Junior Creditor will perform its obligations under this Agreement as such time as Trustee does give written notice of (i) any continuing Event of Default under the Indenture (not previously noticed to Junior Creditor), or (ii) any subsequent Event of Default that occurs under the Indenture.  The Junior Creditor agrees that any notice of an Event of Default under the Indenture that is delivered to it by the Trustee shall be conclusive as to the existence thereof in the absence of a contrary determination by a court of competent jurisdiction.

(b)                                 The Junior Creditor agrees that (except as provided in Section 1(a) and 1(c)) Borrower and its subsidiaries shall not pay, and the Junior Creditor shall not accept the payment of, the Junior Obligations, and the Junior Creditor shall in no event accelerate or assert or seek to enforce the Junior Obligations against Borrower or its subsidiaries unless and until all of the Senior Obligations have been paid in full or duly provided for.

(c)                                  In the event that following notice of an Event of Default by the Trustee to the Junior Creditor, such Event of Default is cured or waived, and if no other Event of Default then exists, the Junior Creditor may again receive the payments described in Section 2(a) (including any payments scheduled for the period when the Event of Default existed).

2.                                      Limitations on Actions by the Junior Creditor.  Unless and until the Senior Obligations have been paid and discharged in full or duly provided for, the Junior Creditor, as such, shall not, without the prior written consent of the Trustee take any of the following actions:

(a)                                  During the continuance of any Event of Default, commence any lawsuit or legal proceeding against Borrower to collect the Junior Obligations or attempt to collect, levy upon or foreclose upon any property or assets of Borrower or its subsidiaries with respect thereto;

(b)                                 Accelerate the maturity of any of the Junior Obligations;

(c)                                  Seek to attach any asset of Borrower or any of its subsidiaries, or seek the appointment of a liquidator, trustee, conservator, receiver, keeper or custodian for Borrower, any of its subsidiaries or any of their respective assets; or

(d)                                 Assert that the Senior Obligations (including any guarantee thereof and any lien or security interest granted in support thereof) constitute “fraudulent conveyances,” “fraudulent transfers” or “preferences” or are otherwise avoidable or enforceable.

3.                                      Assignment of the Junior Creditor’s Rights.  The Junior Creditor represents and warrants that it has not assigned or transferred the Junior Obligations to any third party. The Junior Creditor shall not assign or transfer any interest in the Junior Obligations unless the assignee or transferee has first assumed the obligations of the Junior Creditor hereunder.

4.                                      Term.  The term of this Agreement shall commence on the date set forth above and shall end upon the repayment in full of the Notes then outstanding.

5.                                      Construction of Agreement.  The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their successors and assigns. This Agreement is for the sole benefit of the Trustee, on behalf of the holders of the Notes, and the Junior Creditor, and their respective successors in interest. No other person or entity shall have any rights hereunder or is a third party beneficiary.

6.                                      Notices.  All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given and effective upon delivery, if personally delivered or sent by telegram, telex, or telecopy, or effective three business days after mailing if sent by express, certified or registered mail.

7.                                      Attorneys’ Fees.  In the event of any action based upon or arising out of this Agreement, the prevailing party shall be entitled to recover from the non–prevailing party all out–of–pocket costs, fees and reasonable expenses incurred in connection therewith, including without limitation reasonable attorneys’ fees.

8.                                      Additional Documentation.  Each party hereto hereby agrees to execute such additional documents and instruments and take such further actions as may reasonably be required to carry out the purposes and intent of this Agreement.

9.                                      Integration.  This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof, and may not be modified or amended except by a writing signed by the Junior Creditor and the Trustee, acting on behalf of the holders of the Notes.

10.                               Choice of Law: Jurisdiction.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have affixed their signatures as of the date first above written.

Peter A. Morton

Address for notices:

HARD ROCK HOTEL, INC.,

a Nevada corporation

By:

Name:
Title:

Address for notices:

U.S. BANK NATIONAL ASSOCIATION,
as trustee under the Indenture

By:

Name:
Title:

Address for notices: